Exhibit 99.1

DIRECTV Announces Second Quarter 2012 Results

DIRECTV Latin America Increases Net Additions 37% to All-time Record 645,000 Surpassing the 9 Million Cumulative Subscriber Mark

DIRECTV Revenues Grow 9% to $7.22 Billion

  Increase driven by strong DIRECTV Latin America subscriber growth coupled with 4.2% higher ARPU at DIRECTV U.S.

Operating Profit before Depreciation and Amortization Increases 9% to $2.01 Billion and Operating Profit Grows 15% to $1.41 Billion

  Growth driven by DIRECTV U.S.'s 10% increase in operating profit before depreciation and amortization to $1.59 billion and 20% increase in operating profit to$1.22 billion.

DIRECTV's Diluted Earnings per Share Rise 20% and Stock Repurchases Total $1.35 Billion in the Quarter

EL SEGUNDO, Calif.--(BUSINESS WIRE)--August 2, 2012--DIRECTV (NASDAQ:DTV) today reported an increase in second quarter 2012 revenues of 9% to $7.22 billion, operating profit before depreciation and amortization1 (OPBDA) of 9% to $2.01 billion and operating profit of 15% to $1.41 billion compared to last year's second quarter. DIRECTV reported that second quarter net income increased 1% to $711 million and diluted earnings per share grew 20% to $1.09 compared with the same period last year.

“DIRECTV's strong second quarter consolidated results reflect the unique benefits from our diversified portfolio of businesses which are driving industry leading top-line and bottom-line results,” said Mike White, president and CEO of DIRECTV. “DIRECTV Latin America's results demonstrate our competitive advantages in a rapidly growing market by achieving an all-time record of 645,000 net additions and 20% revenue growth in the quarter even with currency headwinds. In addition, DIRECTV U.S. delivered the highest operating profit before depreciation and amortization growth in two years accelerating to 10%, an early indication of successfully executing on our long term strategy of striking a more optimal balance between growth and profitability. Also by leveraging the achievements of both DIRECTV Latin America and DIRECTV U.S. with the continuation of our share repurchase program, earnings per share increased by 20% in the quarter.”

DIRECTV'S Operational Review

Second Quarter Review

DIRECTV's second quarter revenues of $7.22 billion increased 9% principally due to subscriber growth at DIRECTV Latin America (DTVLA) and DIRECTV U.S. over the past twelve months. Also impacting the comparison was higher ARPU and net subscriber losses of 52,000 in the second quarter at DIRECTV U.S. Operating profit before depreciation and amortization (OPBDA) increased 9% to $2.01 billion in the quarter compared with the same period last year. OPBDA margin declined due to higher customer service, upgrade and retention and subscriber acquisition spending at DTVLA, partially offset by higher DIRECTV U.S. OPBDA margin principally driven by lower subscriber acquisition, upgrade and retention costs, as well as relatively unchanged customer service expenses. Also in the quarter, operating profit increased 15% to $1.41 billion and operating profit margin increased to 19.5% due to lower depreciation expense at DIRECTV U.S.

DIRECTV Consolidated
Dollars in Millions except Earnings per Common Share	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues	$7,224	$6,600	$14,270	$12,919
Operating Profit Before Depreciation and Amortization(1)	2,009	1,846	3,912	3,612
OPBDA Margin(1)	27.8%	28.0%	27.4%	28.0%
Operating Profit	1,411	1,230	2,719	2,385
Operating Profit Margin	19.5%	18.6%	19.1%	18.5%
Net Income Attributable to DIRECTV	711	701	1,442	1,375
Diluted Earnings Per Common Share	1.09	0.91	2.16	1.76
Capital Expenditures and Cash Flow
Cash paid for property and equipment	215	161	368	276
Cash paid for subscriber leased equipment - subscriber acquisitions	290	340	702	685
Cash paid for subscriber leased equipment - upgrade and retention	159	182	347	335
Cash paid for satellites	126	17	184	48
Cash Flow Before Interest and Taxes(2)	1,028	998	2,336	1,897
Free Cash Flow(3)	471	395	1,423	1,060

Net income attributable to DIRECTV increased 1% to $711 million and diluted earnings per share improved 20% to $1.09 compared with the second quarter of last year primarily due to the higher operating profit partially offset by a $43 million pre-tax non-cash loss associated with the revaluation of U.S. dollar denominated net liabilities in Brazil compared to an $18 million gain in last year's second quarter, as well as a $64 million charge associated with the early retirement of debt in May 2012 compared to a $14 million charge a year ago. Also impacting the comparison was a $37 million pre-tax gain in the second quarter of 2011 resulting from the sale of an equity investment. In addition, diluted earnings per share were favorably impacted by share repurchases made over the last twelve months.

Cash flow before interest and taxes2 increased 3% to $1.03 billion and free cash flow3 increased 19% to $471 million compared to the second quarter of 2011 primarily due to the higher OPBDA partially offset by greater capital expenditures. The increase in capital expenditures was mostly driven by higher satellite payments at both DTVLA and DIRECTV U.S., as well as infrastructure investments at DTVLA, including $51 million towards the purchase of a building in Venezuela. The year over year comparison also reflects dividend receipts of $26 million, mostly from Sky Mexico in the second quarter of 2012 compared with $32 million in the second quarter last year, as well as proceeds from the sale of an equity investment of $55 million in the year ago period. Also during the quarter but not included in free cash flow, was cash paid for share repurchases of $1.35 billion. In addition, DIRECTV U.S. redeemed $1.5 billion of its outstanding 7.625% Senior Notes due 2016 on May 15, 2012, at a price of 103.813% of the principal amount, together with accrued interest.

Year to Date Review

DIRECTV's revenues for the first six months of 2012 of $14.27 billion increased 10% over the same period last year principally due to strong subscriber growth over the last year at DTVLA and DIRECTV U.S., as well as higher ARPU at DIRECTV U.S. DIRECTV's first half OPBDA increased 8% to $3.91 billion compared with the first six months of 2011 while OPBDA margin declined primarily due to increased customer service, subscriber acquisition and upgrade and retention costs at DTVLA, as well as a slight decline in the DIRECTV U.S. OPBDA margin driven by higher programming and G&A costs partially offset by lower subscriber acquisition costs and relatively unchanged customer service spending. Also in the first six months of 2012, operating profit increased 14% to $2.72 billion and operating profit margin was favorably impacted by lower depreciation expense at DIRECTV U.S.

Net income attributable to DIRECTV increased 5% to $1.44 billion and diluted earnings per share improved 23% to $2.16 compared with the first half of last year primarily due to the higher operating profit partially offset by a $30 million pretax non-cash loss associated with the revaluation of U.S. dollar denominated net liabilities in Brazil compared to a $26 million gain in last year's first half, as well as a $64 million charge associated with the early retirement of debt in May 2012 compared to a $25 million charge a year ago. Also impacting the comparison were $63 million in pre-tax gains in the first half of 2011 resulting from the sale of equity investments, as well as higher income tax expense primarily related to the increased earnings before tax and a lower effective tax rate in 2011 resulting from foreign tax credits not previously recognized and higher interest expense resulting from higher average debt balances. In addition, diluted earnings per share were favorably impacted by share repurchases made over the last twelve months.

Cash flow before interest and taxes increased 23% to $2.34 billion and free cash flow increased 34% to $1.42 billion compared to the first six months of 2011 primarily due to the higher OPBDA as well as an increase in cash generated from working capital primarily related to the timing of customer receipts and vendor payments. These increases were partially offset by greater capital expenditures primarily driven by increased satellite payments at both DTVLA and DIRECTV U.S., and higher infrastructure investment at DTVLA, including $51 million towards the purchase of a building in Venezuela. The year over year comparison also reflects dividend receipts of $26 million, mostly from Sky Mexico, in the first six months of 2012 compared with $77 million in the first half of last year, as well as proceeds from the sale of investments of $116 million in the year ago period. In addition, free cash flow was impacted by higher interest payments related to an increase in long-term debt. Also during the first half of 2012 but not included in free cash flow, was cash paid for share repurchases of $2.61 billion. In addition, in March 2012, DIRECTV U.S. completed a $4.0 billion debt financing consisting of $1.25 billion in 2.40% Senior Notes due 2017, $1.5 billion in 3.80% Senior Notes due 2022 and $1.25 billion in 5.15% Senior Notes due 2042 and in May 2012, DIRECTV redeemed $1.5 billion of its outstanding 7.625% Senior Notes due 2016.

SEGMENT FINANCIAL REVIEW

DIRECTV U.S. Segment

Second Quarter Review

In the quarter, DIRECTV U.S. revenues increased 7% to $5.65 billion compared to the second quarter of 2011 primarily due to strong ARPU growth and a larger subscriber base. Net subscribers declined in the quarter principally due to lower gross subscriber additions partially offset by a reduction in the average monthly churn rate. Gross additions declined mainly due to a greater focus on higher quality subscribers and stricter credit policies, as well as lower gross additions from the Telco sales channel. The lower churn rate was mainly driven by a greater percentage of subscribers on commitments, auto-bill pay and with advanced equipment. ARPU increased 4.2% to $94.40 due mostly to price increases on programming packages, higher advanced service fees, pay-per-view revenues and penetration of premium channels, partially offset by increased promotional offers to new and existing customers. DIRECTV U.S. ended the quarter with 19.91 million subscribers, an increase of 2% over the 19.43 million subscribers reported for the quarter ended June 30, 2011.

DIRECTV U.S.	Three Months Ended June 30,		Six Months Ended June 30,
Dollars in Millions except ARPU	2012	2011	2012	2011
Revenues	$5,647	$5,277	$11,146	$10,422
Average Monthly Revenue per Subscriber (ARPU) ($)	94.40	90.58	93.25	89.75
Operating Profit Before Depreciation and Amortization(1)	1,585	1,446	2,995	2,809
OPBDA Margin(1)	28.1%	27.4%	26.9%	27.0%
Operating Profit	1,216	1,016	2,254	1,937
Operating Profit Margin	21.5%	19.3%	20.2%	18.6%
Capital Expenditures and Cash Flow
Cash paid for property and equipment	131	143	240	245
Cash paid for subscriber leased equipment - subscriber acquisitions	118	150	278	324
Cash paid for subscriber leased equipment - upgrade and retention	45	76	130	145
Cash paid for satellites	82	17	116	48
Cash Flow Before Interest and Taxes(2)	946	896	2,157	1,613
Free Cash Flow(3)	527	320	1,498	888
Subscriber Data (in 000's except Churn)
Gross Subscriber Additions	863	954	1,804	2,006
Average Monthly Subscriber Churn	1.53%	1.59%	1.48%	1.55%
Net Subscriber Additions (Losses)	(52)	26	29	210
Cumulative Subscribers	19,914	19,433	19,914	19,433

Second quarter OPBDA increased 10% to $1.59 billion and OPBDA margin improved to 28.1% principally due to lower subscriber acquisition costs related to the reduction in gross additions, reduced upgrade and retention expenses and relatively unchanged subscriber service costs driven in part by recent investments in customer care. These improvements were partially offset by higher programming costs mostly related to programming supplier rate increases as well as higher G&A expenses primarily due to a $22 million write-off of equipment. Also in the quarter, operating profit increased 20% to $1.22 billion and operating profit margin was higher due to an increase in the estimated depreciable life of HD set-top boxes from three years to four years implemented in July 2011, the completion of amortization for a subscriber-related intangible asset, as well as the improved OPBDA margin.

DIRECTV Latin America

DIRECTV Latin America owns approximately 93% of Sky Brasil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DTVLA, had approximately 4.55 million subscribers as of June 30, 2012, bringing the total subscribers in the region to 13.67 million.

DIRECTV Latin America	Three Months Ended June 30,		Six Months Ended June 30,
Dollars in Millions except ARPU	2012	2011	2012	2011
Revenues	$1,508	$1,254	$2,993	$2,368
Average Monthly Revenue per Subscriber (ARPU) ($)	57.20	64.56	58.80	63.14
Operating Profit Before Depreciation and Amortization(1)	445	423	913	807
OPBDA Margin(1)	29.5%	33.7%	30.5%	34.1%
Operating Profit	224	241	473	460
Operating Profit Margin	14.9%	19.2%	15.8%	19.4%
Capital Expenditures and Cash Flow
Cash paid for property and equipment	83	15	127	26
Cash paid for subscriber leased equipment - subscriber acquisitions	172	190	424	361
Cash paid for subscriber leased equipment - upgrade and retention	114	106	217	190
Cash paid for satellites	42	—	64	—
Cash Flow Before Interest and Taxes(2)	89	141	157	297
Free Cash Flow(3)	14	71	(20)	147
Subscriber Data(4) (in 000's except Churn)
Gross Subscriber Additions	1,119	823	2,153	1,588
Average Monthly Total Subscriber Churn	1.80%	1.81%	1.80%	1.84%
Average Monthly Post-paid Subscriber Churn	1.51%	1.44%	1.49%	1.44%
Net Subscriber Additions	645	472	1,238	899
Cumulative Subscribers	9,116	6,707	9,116	6,707

Second Quarter Review

In the second quarter, DTVLA revenues increased 20% to $1.51 billion compared to the same period last year principally due to strong subscriber growth partially offset by an 11.4% decline in ARPU. Net additions increased 37% to an all-time record of 645,000 driven by a 36% increase in gross additions to 1.12 million principally due to greater middle market demand across the region, most notably in Brazil, Argentina, Colombia and Venezuela. Also in the quarter, average monthly post-paid churn increased to 1.51% primarily driven by higher churn in Brazil mostly related to the higher penetration of middle market subscribers. Total average monthly churn was relatively unchanged at 1.80% as the higher post-paid churn was offset by an increase in pre-paid reconnections in PanAmericana. The decline in ARPU to $57.20 was principally due to unfavorable exchange rates, mainly in Brazil and Argentina. Excluding the impact of exchange rates, DTVLA ARPU declined approximately 2.3% in the quarter principally due to the higher penetration of middle market subscribers partially offset by price increases and greater penetration of advanced services.

DIRECTV Latin America's second quarter 2012 OPBDA increased 5% to $445 million compared to the year ago period. OPBDA margin declined due in part to higher customer service expenses reflecting the larger subscriber base and inflationary pressures on labor costs, as well as increased programming costs relating to certain soccer events and higher upgrade and retention expenses associated with the replacement of first generation set-top boxes in PanAmericana. Higher subscriber acquisition costs related to the higher gross additions also contributed to the decline in OPBDA margin. Second quarter operating profit declined 7% to $224 million and operating profit margin declined primarily due to the lower OPBDA margin.

CONFERENCE CALL INFORMATION

A live webcast of DIRECTV's second quarter 2012 earnings call will be available on the company's website at www.directv.com/investor. The webcast will begin at 2:00 p.m. ET, today August 2, 2012. Access to the earnings call is also available in the United States by dialing (888) 233-8011 and internationally by dialing (913) 312-1500. The conference ID number is 8968497. A replay of the call can be accessed by dialing (888) 203-1112 in the U.S. and (719) 457-0820 internationally. The replay pass code is 8968497. The replay will be available from 3:00 p.m. PT Thursday, August 2 through 9:59 p.m. PT Thursday, August 9 and will also be archived on our website at www.directv.com/investor.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see DIRECTV's Annual Report on Form 10-K for the year ended December 31, 2011 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment - subscriber acquisitions” and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes”. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(3) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment - subscriber acquisitions”, and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service as well as 7,000 video subscribers acquired in a recent transaction.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This presentation may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: increased competition; increasing programming costs and our ability to renew programming contracts under favorable terms; increased subscriber churn or subscriber upgrade and retention costs; potential material increase in subscriber acquisition costs; general economic conditions; risks associated with doing business internationally, which for DIRECTV Latin America include political and economic instability and foreign currency exchange rate volatility and controls; pace of technological development; potential intellectual property infringement; loss of key personnel; satellite construction or launch delays; satellite launch and operational risks; loss of a satellite; theft of satellite programming signals; U.S. and foreign governmental and regulatory action; ability to maintain licenses and regulatory approvals; significant debt; indemnification obligations; reliance on network and information systems; and the outcome of legal proceedings. We may face other risks described from time to time in periodic reports filed by us with the U.S. Securities and Exchange Commission.

DIRECTV (NASDAQ:DTV) is one of the world's leading providers of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to more than 19.9 million customers in the United States and 13.7 million customers in Latin America. DIRECTV sports and entertainment properties include three regional sports networks (Northwest, Rocky Mountain and Pittsburgh) as well as a 60 percent ownership interest in Game Show Network. For more information on DIRECTV, visit directv.com.

DIRECTV
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues	$7,224	$6,600	$14,270	$12,919

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,997	2,693	5,961	5,286
Subscriber service expenses	527	466	1,026	915
Broadcast operations expenses	103	96	207	190
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	789	766	1,605	1,562
Upgrade and retention costs	331	327	674	608
General and administrative expenses	468	406	885	746
Depreciation and amortization expense	598	616	1,193	1,227
Total operating costs and expenses	5,813	5,370	11,551	10,534
Operating profit	1,411	1,230	2,719	2,385
Interest income	11	9	23	16
Interest expense	(214)	(203)	(418)	(375)
Other, net	(67)	70	(26)	112
Income before income taxes	1,141	1,106	2,298	2,138
Income tax expense	(425)	(397)	(841)	(746)
Net income	716	709	1,457	1,392
Less: Net income attributable to noncontrolling interest	(5)	(8)	(15)	(17)
Net income attributable to DIRECTV	$711	$701	$1,442	$1,375

Basic earnings attributable to DIRECTV per common share	$1.09	$0.92	$2.17	$1.77

Diluted earnings attributable to DIRECTV per common share	$1.09	$0.91	$2.16	$1.76

Weighted average number of common shares outstanding (in millions):
Basic	651	763	664	778
Diluted	655	767	668	782

DIRECTV
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	June 30, 2012	December 31, 2011
Current assets
Cash and cash equivalents	$2,132	$873
Accounts receivable, net of allowances of $102 and $79	2,341	2,474
Inventories	331	280
Deferred income taxes	64	62
Prepaid expenses and other	380	552
Total current assets	5,248	4,241
Satellites, net	2,282	2,215
Property and equipment, net	5,510	5,223
Goodwill	4,067	4,097
Intangible assets, net	840	909
Investments and other assets	1,685	1,738
Total assets	$19,632	$18,423

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$4,151	$4,210
Unearned subscriber revenues and deferred credits	577	533
Total current liabilities	4,728	4,743
Long-term debt	15,962	13,464
Deferred income taxes	1,683	1,771
Other liabilities and deferred credits	1,304	1,287
Commitments and contingencies
Redeemable noncontrolling interest	265	265
Stockholders' deficit	(4,310)	(3,107)
Total liabilities and stockholders' deficit	$19,632	$18,423

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)
	Six Months Ended June 30,
	2012	2011
Cash Flows From Operating Activities
Net income	$1,457	$1,392
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,193	1,227
Amortization of deferred revenues and deferred credits	(40)	(18)
Share-based compensation expense	58	53
Equity in earnings from unconsolidated affiliates	(74)	(55)
Net foreign currency transaction (gain) loss	30	(26)
Dividends received	26	77
Gain on sale of investments	—	(63)
Deferred income taxes	18	205
Excess tax benefit from share-based compensation	(28)	(25)
Other	57	26
Change in other operating assets and liabilities:
Accounts receivable	208	17
Inventories	(51)	(74)
Prepaid expenses and other	147	9
Accounts payable and accrued liabilities	(154)	(259)
Unearned subscriber revenue and deferred credits	44	23
Other, net	133	(105)
Net cash provided by operating activities	3,024	2,404
Cash Flows From Investing Activities
Cash paid for property and equipment	(1,417)	(1,296)
Cash paid for satellites	(184)	(48)
Investment in companies, net of cash acquired	—	(11)
Proceeds from sale of investments	—	116
Other, net	26	39
Net cash used in investing activities	(1,575)	(1,200)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	3,996	3,990
Debt issuance costs	(25)	(30)
Repayment of long-term debt	(1,500)	(1,000)
Proceeds from borrowings under revolving credit facility	400	—
Repayment of borrowings under revolving credit facility	(400)	—
Repayment of short-term borrowings	—	(39)
Repayment of other long-term obligations	(25)	(156)
Common shares repurchased and retired	(2,612)	(2,913)
Taxes paid in lieu of shares issued for share-based compensation	(52)	(55)
Excess tax benefit from share-based compensation	28	25
Net cash used in financing activities	(190)	(178)
Net increase in cash and cash equivalents	1,259	1,026
Cash and cash equivalents at beginning of the period	873	1,502
Cash and cash equivalents at end of the period	$2,132	$2,528
Supplemental Cash Flow Information
Cash paid for interest	$377	$310
Cash paid for income taxes	559	543

DIRECTV
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
DIRECTV U.S.
Revenues	$5,647	$5,277	$11,146	$10,422
Operating profit before depreciation and amortization (1)	1,585	1,446	2,995	2,809
Operating profit before depreciation and amortization margin (1)	28.1%	27.4%	26.9%	27.0%
Operating profit	$1,216	$1,016	$2,254	$1,937
Operating profit margin	21.5%	19.3%	20.2%	18.6%
Depreciation and amortization	$369	$430	$741	$872

SKY BRASIL
Revenues	$838	$745	$1,719	$1,399
Operating profit before depreciation and amortization (1)	260	245	547	473
Operating profit before depreciation and amortization margin (1)	31.0%	32.9%	31.8%	33.8%
Operating profit	$126	$134	$277	$267
Operating profit margin	15.0%	18.0%	16.1%	19.1%
Depreciation and amortization	$134	$111	$270	$206

PANAMERICANA
Revenues	$670	$509	$1,274	$969
Operating profit before depreciation and amortization (1)	185	178	366	334
Operating profit before depreciation and amortization margin (1)	27.6%	35.0%	28.7%	34.5%
Operating profit	$98	$107	$196	$193
Operating profit margin	14.6%	21.0%	15.4%	19.9%
Depreciation and amortization	$87	$71	$170	$141

SPORTS NETWORKS, ELIMINATIONS and OTHER
Revenues	$69	$69	$131	$129
Operating profit (loss) before depreciation and amortization (1)	(21)	(23)	4	(4)
Operating profit (loss)	(29)	(27)	(8)	(12)
Depreciation and amortization	8	4	12	8

TOTAL
Revenues	$7,224	$6,600	$14,270	$12,919
Operating profit before depreciation and amortization (1)	2,009	1,846	3,912	3,612
Operating profit before depreciation and amortization margin (1)	27.8%	28.0%	27.4%	28.0%
Operating profit	$1,411	$1,230	$2,719	$2,385
Operating profit margin	19.5%	18.6%	19.1%	18.5%
Depreciation and amortization	$598	$616	$1,193	$1,227

(1) See footnote 1 above

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues	$5,647	$5,277	$11,146	$10,422

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,423	2,207	4,864	4,407
Subscriber service expenses	357	355	706	706
Broadcast operations expenses	77	75	155	149
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	614	626	1,260	1,308
Upgrade and retention costs	285	298	590	557
General and administrative expenses	306	270	576	486
Depreciation and amortization expense	369	430	741	872
Total operating costs and expenses	4,431	4,261	8,892	8,485
Operating profit	1,216	1,016	2,254	1,937
Interest income	—	1	—	1
Interest expense	(200)	(186)	(388)	(342)
Other, net	(57)	29	(56)	23
Income before income taxes	959	860	1,810	1,619
Income tax expense	(355)	(323)	(670)	(611)
Net income	$604	$537	$1,140	$1,008

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	June 30, 2012	December 31, 2011
Current assets
Cash and cash equivalents	$765	$232
Accounts receivable, net of allowances of $70 and $51	1,944	2,126
Inventories	302	253
Prepaid expenses and other	178	419
Total current assets	3,189	3,030
Satellites, net	1,752	1,724
Property and equipment, net	3,083	3,084
Goodwill	3,177	3,177
Intangible assets, net	457	461
Other assets	255	320
Total assets	$11,913	$11,796

LIABILITIES AND OWNER's DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$3,025	$3,226
Unearned subscriber revenues and deferred credits	400	377
Total current liabilities	3,425	3,603
Long-term debt	15,962	13,464
Deferred income taxes	1,339	1,321
Other liabilities and deferred credits	256	239
Commitments and contingencies
Owner's deficit	(9,069)	(6,831)
Total liabilities and owner's deficit	$11,913	$11,796

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)
	Six Months Ended June 30,
	2012	2011
Cash Flows From Operating Activities
Net income	$1,140	$1,008
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	741	872
Amortization of deferred revenues and deferred credits	(40)	(18)
Share-based compensation expense	46	43
Deferred income taxes	66	140
Excess tax benefit from share-based compensation	(23)	(21)
Other	33	(31)
Change in other operating assets and liabilities:
Accounts receivable	258	81
Inventories	(49)	(71)
Prepaid expenses and other	241	2
Accounts payable and accrued liabilities	(227)	(337)
Unearned subscriber revenue and deferred credits	23	(6)
Other, net	53	(12)
Net cash provided by operating activities	2,262	1,650
Cash Flows From Investing Activities
Cash paid for property and equipment	(240)	(245)
Cash paid for subscriber leased equipment - subscriber acquisitions	(278)	(324)
Cash paid for subscriber leased equipment - upgrade and retention	(130)	(145)
Cash paid for satellites	(116)	(48)
Investment in companies, net of cash acquired	—	(11)
Proceeds from sale of investments	—	55
Net cash used in investing activities	(764)	(718)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	3,996	3,990
Debt issuance costs	(25)	(30)
Repayment of long-term debt	(1,500)	(1,000)
Proceeds from borrowings under revolving credit facility	400	—
Repayment of borrowings under revolving credit facility	(400)	—
Repayment of other long-term obligations	(9)	(54)
Cash dividend to Parent	(3,450)	(3,250)
Excess tax benefit from share-based compensation	23	21
Net cash used in financing activities	(965)	(323)
Net increase in cash and cash equivalents	533	609
Cash and cash equivalents at beginning of the period	232	687
Cash and cash equivalents at end of the period	$765	$1,296
Supplemental Cash Flow Information
Cash paid for interest	$348	$277
Cash paid for income taxes	311	449

Non-GAAP Financial Measure Reconciliation Schedules
(Unaudited)

DIRECTV
Reconciliation of Operating Profit Before Depreciation and Amortization to Operating Profit*
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Operating profit before depreciation and amortization	$2,009	$1,846	$3,912	$3,612
Subtract: Depreciation and amortization	598	616	1,193	1,227
Operating profit	$1,411	$1,230	$2,719	$2,385

* For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in DIRECTV's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, which is expected to be filed with the SEC in August 2012.

DIRECTV
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Cash Flow Before Interest and Taxes	$1,028	$998	$2,336	$1,897
Adjustments:
Cash paid for interest	(122)	(146)	(377)	(310)
Interest income	11	9	23	16
Income taxes paid	(446)	(466)	(559)	(543)
Subtotal - Free Cash Flow	471	395	1,423	1,060
Add Cash Paid For:
Property and equipment	664	683	1,417	1,296
Satellites	126	17	184	48
Net Cash Provided by Operating Activities	$1,261	$1,095	$3,024	$2,404

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Cash Flow Before Interest and Taxes	$89	$141	$157	$297
Adjustments:
Cash paid for interest	(13)	(14)	(27)	(28)
Interest income	11	7	23	14
Income taxes paid	(73)	(63)	(173)	(136)
Subtotal - Free Cash Flow	14	71	(20)	147
Add Cash Paid For:
Property and equipment	83	15	127	26
Subscriber leased equipment - subscriber acquisitions	172	190	424	361
Subscriber leased equipment - upgrade and retention	114	106	217	190
Satellites	42	—	64	—
Net Cash Provided by Operating Activities	$425	$382	$812	$724

(2) and (3) - See footnotes above

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Non-GAAP Financial Measure Reconciliation and SAC Calculations
(Unaudited)
Reconciliation of Pre-SAC Margin* to Operating Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Operating profit	$1,216	$1,016	$2,254	$1,937
Adjustments:
Subscriber acquisition costs (expensed)	614	626	1,260	1,308
Depreciation and amortization	369	430	741	872
Cash paid for subscriber leased equipment - upgrade and retention	(45)	(76)	(130)	(145)
Pre-SAC Margin	$2,154	$1,996	$4,125	$3,972
Pre-SAC Margin as a percentage of revenue	38.1%	37.8%	37.0%	38.1%

Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Cash Flow Before Interest and Taxes	$946	$896	$2,157	$1,613
Adjustments:
Cash paid for interest	(109)	(129)	(348)	(277)
Interest income	—	1	—	1
Income taxes paid	(310)	(448)	(311)	(449)
Subtotal - Free Cash Flow	527	320	1,498	888
Add Cash Paid For:
Property and equipment	131	143	240	245
Subscriber leased equipment - subscriber acquisitions	118	150	278	324
Subscriber leased equipment - upgrade and retention	45	76	130	145
Satellites	82	17	116	48
Net Cash Provided by Operating Activities	$903	$706	$2,262	$1,650

(2) and (3) - See footnotes above
* Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. DIRECTV management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.' current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

DIRECTV believes this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. DIRECTV believes that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

SAC Calculation
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Subscriber acquisition costs (expensed)	$614	$626	$1,260	$1,308
Cash paid for subscriber leased equipment - subscriber acquisitions	118	150	278	324
Total acquisition costs	$732	$776	$1,538	$1,632
Gross subscriber additions (000's)	863	954	1,804	2,006
Average subscriber acquisition costs - per subscriber (SAC)	$848	$813	$853	$814

CONTACT:
DIRECTV
Media Contact: Darris Gringeri, (212) 205-0882
Investor Relations: (310) 964-0808